Amendment No. 3
To the Owens & Minor, Inc.
2018 Stock Incentive Plan

This AMENDMENT NO. 3 (this “Amendment”) to the Owens & Minor, Inc. 2018 Stock Incentive Plan (as amended, the “Plan”) is effective as of April 29, 2022 (the “Amendment Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

WHEREAS, Owens & Minor, Inc., a Virginia corporation (the “Company”), previously established and maintains the Plan;

WHEREAS, in connection with the Company’s acquisition of Apria, Inc., a Delaware corporation, on March 29, 2022, the Company assumed the 3,216,759 shares of common stock that were available for issuance under the Apria, Inc. 2021 Omnibus Incentive Plan (the “Apria Plan”), to be issued pursuant to the Plan in accordance with, and subject to the terms and conditions of, an exception under Rule 303A.08 of the NYSE Listed Company Manual (the “Apria Plan Assumption”); and

WHEREAS, the Company desires to amend the Plan to reflect the Apria Plan Assumption.

NOW, THEREFORE, pursuant to the powers enumerated in Articles X and XIV of the Plan, the Company amends the Plan as follows, effective as of the Amendment Effective Date:
Section 5.02 of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

5.02. Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 12,156,759 shares (which represents the 8,940,000 shares currently authorized under the Plan plus an additional 3,216,759 shares assumed from the Apria, Inc. 2021 Omnibus Incentive Plan (the “Apria Shares”) that became available as of March 29, 2022), less the number of shares of Common Stock subject to awards granted under the Pre-Existing Plan after March 1, 2018 and prior to May 8, 2018, plus the number of shares of Common Stock subject to awards granted under the Pre-Existing Plan that become available in accordance with Section 5.04 below after March 1, 2018. Notwithstanding anything to the contrary contained herein, (i) the Apria Shares may not be granted pursuant to awards to individuals who were employed immediately prior to March 29, 2022 by the Company or a Related Entity and (ii) the Apria Shares will not be available for grant under this Plan after February 10, 2031. The total number of shares of Common Stock that may be issued upon the exercise of incentive stock options shall not exceed 8,940,000 shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be issued under this Plan and under incentive stock options shall be subject to adjustment as provided in Article X and Section 5.04. Except as otherwise set forth herein, shares of Common Stock covered by an Award shall only be counted as used to the extent actually used. No further awards will be granted under the Pre-Existing Plan after May 8, 2018; provided, however, that nothing in this Plan shall affect any awards granted under the Pre-Existing Plan which were outstanding on May 8, 2018.

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